AMENDMENT TO DECLARATION OF TRUST

                          OPPENHEIMER INTEGRITY FUNDS
                     for its OPPENHEIMER BOND FUND SERIES
                   To Establish and Designate Class Y Shares

                                April 17, 1998

     The Board of Trustees,  acting pursuant to the authority  ranted them under
Section 5.1 of Article V of the Amended and Restated Declaration of Trust dated June 26, 1995 (the "Declaration of Trust") executes this instrument to establish and designate Class Y shares of the Oppenheimer Bond Fund series (the "Fund") of Oppenheimer Integrity Funds as follows.

     1. Under Section 5.1 of Article V of the Declaration of Trust, the shares of the Fund shall be divided into four classes, Class a, Class B, Class C and Class Y, and the Trustees hereby authorize the issuance of an unlimited number of shares of Class Y. The Class A, Class B and Class C shares of the Fund currently outstanding shall continue to be designated Class A, Class B and Class C shares respectively; and Class Y shares authorized, established and designated by authority of this instrument shall be designated Class Y shares; and

     2. The board hereby determines that the relative rights and preferences as to right of redemption and the price, terms and manner of redemption, liabilities and expenses to be borne by Class Y shares, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversions on liquidation, conversion rights, and conditions under which the shares of the Class shall have the right to vote shall be substantially similar in all respects to each other Class of shares of the Fund except as otherwise set forth or provided for in the Declaration of Trust and as otherwise established by the Board in accordance with the Declaration of Trust.


















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IN WITNESS  WHEREOF,  the  undersigned  have executed this instrument as of this
17th day of April, 1998.

Signatures                    Title
------------                  -----

/s/ C. Howard Kast
            ------------------------

C. Howard Kast                Chairman of the
                              Board of Trustees
/s/ Robert G Avis
            ------------------------

Robert G. Avis                Trustee

/s/ William A. Baker
            ------------------------

William A. Baker              Trustee

/s/ Charles Conrad, Jr.
            ------------------------

Charles Conrad, Jr.           Trustee

/s/ Jon S. Fossel
            ------------------------

Jon S. Fossel                 Trustee

/s/ Sam Freedman
            ------------------------

Sam Freedman                  Trustee

/s/ Raymond J. Kalinowski
            ------------------------

Raymond J. Kalinowski         Trustee

/s/ Robert M. Kirchner
            ------------------------

Robert M. Kirchner            Trustee

/s/ Ned M. Steel
            ------------------------

Ned M. Steel                  Trustee